Exhibit 99.17

Entity 66

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

Regd. Office: 34, Allenby Road, Bhowanipore, Kolkata - 700 020

CIN: U62200WB2010FTC145954; Phone: 033-4036-9977; Fax: 033-4036-9988; Email:sanjeev.ambasta.del@unique-logistics.com

DIRECTORS’ REPORT

To

The Members,

Your Directors have pleasure in presenting their 12th Annual Report and Audited Financial Statements on the business and operations of the Company for the year ended 31st March, 2022:

FINANCIAL RESULTS:

(Figures in ‘000 Rs.)	2021-22	2020-21
Income from services	56,13,830	21,18,465
Less: Total Operating Expenditure excluding Depreciation and Finance Cost	55,55,611	21,03,584
Operating Profit	58,219	14,881
Add: Misc. income	3,868	1,768
Profit before Interest, Depreciation and Taxation	62,087	16,649
Less: Finance Cost	181	392
Profit before Depreciation and Taxation	61,906	16,257
Less: Depreciation	2,443	1,720
Profit before Taxation	59,463	14,537
Less: Provision for Taxation — Current Tax	15,078	4,061
- Deferred Tax	(2,315)	551
Net Profit after Taxes	46,700	9,925
Add: Surplus brought forward from previous year	69,035	59,110
Surplus carried to Balance Sheet	1,15,735	69,035

REVIEW OF OPERATIONS:

Financial year 2021-22 was an exceptional year for the Company. Income from logistics services increased by 164% to Rs. 56,138 Lakh from Rs. 21,185 Lakh in the previous year. There is no doubt that some of this increase came from exceptionally high freight rates prevailing throughout the financial year which are expected to decrease in the future. However, much of the increase was also driven by business growth, particularly in export logistics services, as the Company successfully secured business awards from major United States based companies that are increasing their buying from India.

The Company successfully managed cost containment despite the burgeoning business levels. The steps taken by the Company ensured that profit before tax registered an increase of 309% to Rs. 594.63 Lakh compared to Rs. 145.37 Lakh in the previous year. The Company reports an increased profit after tax at Rs. 466.99 Lakh compared to Rs. 99.23 Lakh in the previous year; an upturn of 370%.

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FUTURE PROSPECTS / STATE OF COMPANY’S AFFAIRS:

The Company expects that freight rates will gradually decline over the next financial year. Freight rates were abnormally high in the post pandemic recovery period. In addition, the Company remains concerned about geopolitical factors, including elevated fuel prices, that will likely result in a global slowdown.

The Company is preparing for such market conditions by continuously increasing its customer base, even as individual customers, likely, reduce their shipping.

Continuous efforts to contain costs will help maintain and build profitability, even as revenues from logistics services decrease due to freight prices declining.

DIVIDEM):

The Board considers it prudent to conserve working capital resources for the growth and expansion of the Company and accordingly does not recommend payment of any dividend on the Equity Shares for the year under report.

TRANSFER TO RESERVES:

The Board of Directors does not propose to transfer any amount of profit after tax to any Reserves.

CAPITAL EXPENDITURES:

As of 31st March, 2022, the gross fixed assets stood at Rs. 214.50 Lacs as compared to Rs. 193.28 Lacs in the previous year. The net fixed assets as at the close of the financial year were Rs. 54.79 Lakh. Additions during the year amounted to Rs. 35.61 Lacs and assets worth Rs. 15.75 Lakh (most of which were old and unusable furniture / fixtures and office equipments) were disposed off.

COVID-19 IMPACT:

As the Indian and global economy boomed after pandemic lockdowns were lifted, the Company’s business returned to normalcy and operations resumed in line with Government of India as well as local government directives.

However, the Company is cognizant of the threat that COVID-19 still presents and has systems in place to monitor and react to the continuing threats of emerging variants of the virus. The Company has taken all necessary steps and precautionary measures to ensure smooth functioning of its operations/business and most importantly, the health and safety of its employees. The Company is ready with rapid response action plans in the event of further health crises that may emerge.

PUBLIC DEPOSITS:

The Company has not invited and / or accepted any deposits from the public during the year under report. There were no unclaimed or unpaid deposits as on the financial year-end date. Since there was no deposit covered under Chapter V of the Act, the question of any default in repayment of deposits or payment of interest thereon during the year does not arise at all and as such, the details required to be given pursuant to the provisions of Rule 8(5)(v) of the Companies (Accounts) Rules, 2014 are not applicable to the Company.

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MATERIAL CHANGES & COMMITMENTS:

There was no material change or commitments affecting financial position of the Company occurring between the date of Financial Statements and the Board’s Report.

NOTE ON HOLDING, SUBSIDIARY, JOINT VENTURE AND ASSOCIATE COMPANIES:

The Company is a subsidiary of Unique Logistics Holdings Limited, Hongkong. It is engaged in the business of logistics services in India and abroad. The Company has no Subsidiary, Associate or Joint Venture Company anywhere.

BOARD OF DIRECTORS:

There was no change in the composition of the Board of Directors since its last report. As per Articles of Association of the Company none of the Directors are liable to retire by rotation. None of the Directors of the Company are disqualified under Section 164(2) of the Companies Act, 2013.

DISCLOSURE ON COMMITTEES OF THE BOARD:

The Board of Directors does not have any Committee and it was not required to form any Committee also as per various provisions of the Act.

KEY MANAGERIAL PERSONNEL

The Company, being a Private Limited Company, was not required to have any Key Managerial Personnel.

NUMBER OF MEETINGS OF THE BOARD:

During the financial year FOUR (4) Meetings of the Board of Directors were convened and held. The intervening gap between the Meetings was within the period prescribed under the Companies Act, 2013 read with the Rules made thereunder. Dates of Board Meetings indicating the attendance by each Director is given below:

BOARD MEETING AND ATTENDANCE RECORDS:

Name of Directors	Dates of Board Meetings and Attendance				Summary of No. of meetings attended
	[P = Present, A = Absent]
	24.05.2021	28.06.2021	10.09.2021	06.01.2022
Mr. Sudershan Sharma	P	A	A	A	1
Mr. Sunandan Ray	P	A	A	A	1
Mr. Richard Chi Tak Lee	p	p	p	p	4
Mr. Ping Hong Tam	p	p	p	p	4
Mr. Patrick Man Bun Lee	p	p	p	p	4
Mr. Thomas To Wong	p	p	p	p	4

DIRECTORS’ RESPONSIBILITY STATEMENT:

The Company is in compliance with various accounting and financial reporting requirements in respect of the financial statements for the year under review. Pursuant to Section 134(5) of the Companies Act, 2013 and in respect of the Annual Accounts for the year under review, the Directors hereby confirm that:

i.	in the preparation of the annual accounts, the applicable accounting standards had been followed with proper explanation relating to material departures, if any;

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ii.	the directors had selected such accounting policies and applied them consistently and made judgements and estimates that were reasonable and prudent so as to give a true and fair view of the state of affairs of the Company as at the end of the financial year and of the profit of the Company for the year;

iii.	the directors had taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of this Act for safeguarding the assets of the Company and for preventing and detecting fraud and other irregularities.

iv.	the directors had prepared the annual accounts on a going concern basis; and

v.	the directors had devised proper systems to ensure compliance with the provisions of all applicable laws and that such systems were adequate and operating effectively.

AUDITORS:

M/s. B M Chatrath & Co. LLP, Chartered Accountants, [FRN: 301011E /E300025] being the retiring Auditors, hold office until the conclusion of the ensuing 12th Annual General Meeting of the Company for the Financial Year ending 31st March 2022. The Board of Directors has recommended for the approval of the Members, the re-appointment of M/s. B. M. Chatrath & Co. LLP, Chartered Accountants, [FRN: 301011E / E300025] as the Statutory Auditors of the Company for a further period of five consecutive years, in accordance with the provisions of Section 139(1) of the Companies Act, 2013 to hold office till the conclusion of the 17th Annual General Meeting to be held for the Financial Year ending 31st March, 2027. M/s. B. M. Chatrath & Co. LLP, Chartered Accountants, have also confirmed their eligibility, willingness and qualification to be re-appointed as Statutory Auditors of the Company.

AUDIT OBSERVATIONS:

No qualification, reservation, adverse remark or disclaimer has been made by the Auditors in their report. The observations of the Auditors read with Notes to Accounts are self-explanatory and do not warrant any further clarification or comment.

MAINTENANCE OF COST RECORDS AND COST AUDIT:

The Central Government has not mandated maintenance of cost records in respect of products / services of the Company under sub-section (1) of section 148 of the Companies Act, 2013 and accordingly such accounts and records are not required to be made or maintained. Accordingly Cost Audit is also not applicable.

SECRETARIAL AUDIT:

Secretarial Audit is not applicable.

ADHERENCE TO SECRETARIAL STANDARDS:

The Directors state that applicable Secretarial Standards issued by The Institute of Company Secretaries of India and approved by the Central Government under Section 118(10) of the Companies Act, 2013 have been adhered to by the Company.

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PARTICULARS OF LOANS, GUARANTEES OR INVESTMENTS:

The Company has not granted any loan or made any investments or given guarantees or provided securities covered under section 186 of the Companies Act, 2013.

RELATED PARTY DISCLOSURES:

All related party transactions entered into during the financial year were on arm’s length basis in the ordinary course of business and the same have been disclosed in Notes to Accounts.

The Company being a private limited company, pursuant to Notification F. No. 1/1/14-CL.V dated 05.06.2015, its holding Company and other companies which are subsidiaries of its holding company are not treated as related party for the purposes of Section 188. Hence transactions entered into by the Company with its Holding Company and other fellow subsidiaries are not treated as related party transactions.

Accordingly, there is nothing to report pursuant to section 134(3)(h) of the Companies Act, 2013 read with Rule 8(2) of the Companies (Accounts) Rules, 2014 in Form AOC-2.

ANNUAL RETURN:

In terms of the provisions of sections 92(3) and 134(3)(a) of the Companies Act, 2013 it is stated that the Annual Return as on 31st March, 2021 has not been placed on any web since the Company, being a private limited company, is not required to host or maintain any web address to serve its investors/shareholders.

INTERNAL FINANCIAL CONTROL:

As required under Section 134(3)(q) of the Companies Act, 2013 read with Rule 8(5)(viii) of Companies (Accounts) Rules, 2014 the Company has in place proper and adequate internal financial control system commensurate with the size, scale, complexity and nature of its business operations. The Board has adopted the policies and procedures for ensuring the orderly and efficient conduct of its business, including adherence to the Company’s policies, the safeguarding of its assets, the prevention and detection of frauds and errors, the accuracy and completeness of the accounting records and the timely preparation of reliable financial disclosures.

The internal financial control systems of the Company are monitored and evaluated periodically by the Directors with senior management, deviations are regularly identified and corrective actions are taken wherever necessary. The Company’s management has assessed the effectiveness of the Company’s internal financial control over financial reporting as of March 31, 2022. The statutory auditors of the company have, in their report on Internal Financial Control, certified that the same are adequate in all material respects.

Present internal financial control measures are tested over time and no reportable material weakness in the design or operation was observed.

RISK MANAGEMENT:

Risks are events, situations or circumstances which may lead to negative consequences on the Company’s businesses. Risk management is the process of identifying, quantifying and managing the risks that an organization faces.

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The Company has in place a Risk Management Policy which is designed to enable risks to be identified, assessed and mitigated appropriately. The Company fulfills its legal requirements as per the Rules/Acts laid down in the statute and improving work place safety continues to be the top priority. As of now the Directors do not envisage any element of risk which may threaten the existence of the company.

EMPLOYEE RELATIONS / HUMAN RESOURCE DEVELOPMENT:

The Company places great value on the well being of its employees. Our services and our technology are delivered and utilized by our staff. It remains the Company’s highest priority to maintain excellent and cordial personnel relations.

At the end of an exceptional financial year, the Directors express their appreciation and gratitude to the entire team of employees for their incredible dedication and commitment to achieving the goals of the Company.

CONSERVATION OF ENERGY, TECHNOLOGY ABSORPTION AND FOREIGN EXCHANGE EARNINGS AND OUTGO:

Information as per Section 134(3)(m) of the Companies Act, 2013 read with Rule 8(3) of the Companies (Accounts) Rules, 2014 are given as below:

A. Conservation of Energy

The Company does not carry out any manufacturing activities requiring consumption of energy.

B. Technology Absorption:

i)	Efforts made towards technology absorption: The company has invested heavily in technology infrastructure to create differentiated delivery capabilities, quality services and customized solutions for clients.

ii)	Benefits derived from product improvement, cost reduction, product development or import substitution: Not applicable

iii)	In case of imported technology: The Company has not imported any technology during the year.

iv)	The expenditure incurred in Research and Development: Absorbed in direct expenses and not separately measured.

C. Foreign exchange earnings & outgo:

FOREX details	2021-22	2020-21
	InRs.’000	InRs.’000
Earnings:	28,90,289	4,37,124
a) Sale- Freight
Outgo:
a) Payment - Freight	4,59,158	1,84,662

PARTICULARS OF EMPLOYEES

None of the employees of the Company drew remuneration in excess of the limits laid down in Rule 5(2) of the Companies (Appointment & Remuneration of Managerial Personnel) Rules, 2014 and hence there is nothing to report on this matter.

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CORPORATE SOCIAL RESPONSIBILITY:

The Company did not come under the ambit of the Corporate Social Responsibility, as defined under the provision of Section 135 of the Companies Act, 2013, during the financial year under report.

CONSTITUTION OF INTERNAL COMPLAINTS COMMITTEE:

The Directors state that the Company has constituted an Internal Complaints Committee in accordance with the requirements of The Sexual Harassment of Women at Workplace (Prevention, Prohibition and Redressal) Act, 2013 and the Rules made thereunder. The Order constituting such Committee and the penal consequences of sexual harassment has been conspicuously displayed at all the workplaces of the Company. During the year under review, no cases have been filed before the said Committee,

GENERAL:

The Directors state that no disclosure or reporting is required in respect of the following items as there were no transactions on these items during the year under review:

a) No loan has been granted to any employee for purchase of Company’s shares under any scheme.

b) The Company has not issued any equity shares with differential rights as to dividend, voting or otherwise.

c) There was no issue of shares (including sweat equity shares / ESOP / ESPS) to employees of the Company under any scheme.

d) Since the Company does not have any subsidiary, the matter of receiving any remuneration or commission by the Directors / Managing Director(s) from subsidiaries does not arise at all.

e) No fraud has been committed by the Company or by any of its officers or employees and the Auditors have not reported any fraud to the Board of Directors or to the Central Government pursuant to Section 143(12) of the Companies Act, 2013.

f) No significant or material orders were passed by the Regulators or Courts or Tribunals which impact the going concern status and Company’s operations in future.

g) No application was made against the company, or no proceedings are pending under the Insolvency and Bankruptcy Code, 2016 as at the end of the financial year.

h) There was no settlement of any loan by the Company with any Bank or Financial Institution and hence providing reasons of difference between amount of the valuation done at the time of one-time settlement and the valuation done while taking loan from the Banks or Financial Institutions does not arise.

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ACKNOWLEDGEMENT:

The Board of Directors wish to place on record its sincere appreciation for the encouragement, assistance and co-operation received from members, government authorities, banks, customers, suppliers, creditors and other business associates and for the trust reposed in the management. The Board also wishes to thank all employees for their commitment, contribution and support extended to the Company.

For and on behalf of the Board of Directors

Place: Hongkong

Dated: 27-07- 2022
	/s/ Patrick Man Bun Lee	/s/ Ping Hong Tam
	(Patrick Man Bun Lee)	(Ping Hong Tam)
	Director	Director
	DIN: 06728542	DIN: 06709767

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B M CHATRATH & CO LLP (FORMERLY B M CHATRATH & CO.) CHARTERED ACCOUNTANTS LLPIN : AAJ-0682	REGD. OFFICE : CENTRE POINT, 4th FLOOR, Suite No. 440 21, HEMANTA BASU SARANI, KOLKATA - 700 001 TEL: 2248-4575/6810/9934 E-mail: bmccal@bmchatrath.in website : www.bmchatrath.com

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBERS OF

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

Report on the Audit of the Financial Statements Opinion

We have audited the accompanying financial statements of UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED (“the Company”), which comprise the Balance Sheet as at March 31, 2022, the Statement of Profit and Loss and the Statement of Cash Flows for the year ended on that date, and a summary of the significant accounting policies and other explanatory information (hereinafter referred to as “the financial statements”).

In our opinion and to the best of our information and according to the explanations given to us, the aforesaid standalone financial statements give the information required by the Companies Act, 2013 (“the Act”) in the manner so required and give a true and fair view in conformity with the Accounting Principles generally accepted in India, of the state of affairs of the Company as at March 31, 2022, the Profit and its cash flows for the year ended on that date.

Basis for Opinion

We conducted our audit of the financial statements in accordance with the Standards on Auditing (SAs) specified under section 143(10) of the Act. Our responsibilities under those Standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the Code of Ethics issued by the Institute of Chartered Accountants of India (ICAI) together with the independence requirements that are relevant to our audit of the financial statements under the provisions of the Act and the Rules made there under, and we have fulfilled our other ethical responsibilities in accordance with these requirements and the ICAI’s Code of Ethics.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion on the financial statements.

Information Other than the Financial Statements and Auditor’s Report Thereon

The Company’s Board of Directors is responsible for the preparation of the other information. The other information comprises the information included in the Board’s Report including Annexures to Board’s Report but does not include the financial statements and our Auditor’s Report thereon. The other information as identified above is expected to be made available to us after the date of this Auditor’s Report.

NOIDA :- D-26, 2nd Floor, Sector - 3, Noida - 201301 (Uttar Pradesh), Ph. No. - 0120-4593360, 0120-4593361

DELHI :- Flat No. - 9B, 45 Friends Colony East, New Delhi 110065

MUMBAI :- 104, Building No. B69, Nitin Shanti Nagar CHSL, Shanti Nagar, Sector -1, Mira Road East, Dist. - Thane, Mumbai - 401107

HYDERABAD :- Mangalgiri Vinaygar Apartments, Flat No. - 202, 8-2-616/3/E/2, Road No. 10 Banjara Hills, Pin - 500034

JAIPUR :- B-269, Janta Colony, Jaipur-302004, Ph. : 0141-2601727

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Our opinion on the financial statements does not cover the other information and we will not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information identified above when it becomes available and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained during the course of our audit or otherwise appears to be materially misstated.

If based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report the fact. We have nothing to report in this regard.

Management’s Responsibility for the Financial Statements

The Company’s Board of Directors is responsible for the matters stated in section 134(5) of the Act with respect to the preparation and presentation of these financial statements that give a true and fair view of the financial position, financial performance and cash flows of the Company in accordance with the accounting principles generally accepted in India, including the accounting Standards specified under section 133 of the Act read with Rule 7 of the Companies (Accounts) Rules, 2014 (As Amended).

This responsibility also includes maintenance of adequate accounting records in accordance with the provisions of the Act for safeguarding the assets of the Company and for preventing and detecting frauds and other irregularities; selection and application of appropriate accounting policies; making judgments and estimates that are reasonable and prudent; and design, implementation and maintenance of adequate internal financial controls, that were operating effectively for ensuring the accuracy and completeness of the accounting records, relevant to the preparation and presentation of the financial statements that give a true and fair view and are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so. The Board of Directors are responsible for overseeing the Company’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with SAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

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As part of an audit in accordance with SAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

●	Obtain an understanding of internal financial controls relevant to the audit in order to design audit procedures that are appropriate in the circumstances. Under section 143(3)(i) of the Act, we are also responsible for expressing our opinion on whether the Company has adequate internal financial controls system in place and the operating effectiveness of such controls.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

●	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a goingconcern.

●	Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

Materiality is the magnitude of misstatements in the financial statements that, individually or in aggregate, makes it probable that the economic decisions of a reasonably knowledgeable user of the financial statements may be influenced. We consider quantitative materiality and qualitative factors in

(i) planning the scope of our audit work and in evaluating the results of our work; and

(ii) to evaluate the effect of any identified misstatements in the financial statements.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

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Report on Other Legal and Regulatory Requirements

1.	As required by the Companies (Auditor’s Report) Order, 2020 (“the Order”) issued by the Central Government in terms of Section 143(11) of the Act, we give in Annexure ‘A’ our report on the matters specified in paragraphs 3 and 4 of the Order, to the extent applicable.

2.	As required by Section 143(3) of the Act, based on our audit we report that:

(a)	We have sought and obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purposes of our audit.

(b)	In our opinion, proper books of account as required by law have been kept by the Company so far as it appears from our examination of those books and proper returns adequate for the purposes of our audit have been received from the branches not visited by us.

(c)	The Balance Sheet, the Statement of Profit and Loss and the Statement of Cash Flow dealt with by this Report are in agreement with the relevant books of account and with the returns received from the branches not visited by us.

(d)	In our opinion, the aforesaid financial statements comply with the Accounting Standards specified under Section 133 of the Act, read with the read with Rule 7 of the Companies (Accounts) Rules, 2014.

(e)	On the basis of the written representations received from the directors as on March 31, 2022, taken on record by the Board of Directors, none of the directors is disqualified as on March 31, 2022, from being appointed as a director in terms of Section 164 (2) of the Act.

(f)	With respect to the adequacy of the internal financial controls with reference to financial statements of the company and the operating effectiveness of such controls, refer to our separate report in Annexure ‘B’. Our report expresses an unmodified opinion on the adequacy and operating effectiveness of the Company’s internal financial controls with reference to financial statements.

(g)	With respect to the other matters to be included in the Auditor’s Report in accordance with the requirements of section 197(16) of the Act, as amended:

This is a Private Limited Company hence the provisions of section 197 are not applicable to the Company.

(h)	With respect to the other matters to be included in the Auditor’s Report in accordance with Rule 11 of the Companies (Audit and Auditors) Rules, 2014, as amended in our opinion and to the best of our information and according to the explanations given to us:

i)	The Company does not have any pending litigations as on 31st March, 2022, hence there is no impact of pending litigations on its financial position in its financial statement on that date.

ii)	The Company did not have any long-term contracts including derivative contracts for which there were any material foreseeable losses.

iii)	There were no amounts which were required to be transferred to the Investor Education and Protection Fund by the Company during the year.

iv)	(a) The Management has represented that, to the best of its knowledge and belief, no funds (which are material either individually or in the aggregate) have been advanced or loaned or invested ( either from borrowed funds or share premium or any other sources or kind of funds) by the Company to or in any other person or entity, including foreign entity (“Intermediaries”), with the understanding, whether recorded in writing or otherwise, that the Intermediary shall, whether, directly or indirectly lend or invest in other persons or entities identified in any manner whatsoever by or on behalf of the Company (“Ultimate Beneficiaries”) or provide any guarantee, security or the like on behalf of the Ultimate Beneficiaries.

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(b) The Management has represented, that, to the best of its knowledge and belief, no funds (which are material either individually or in the aggregate) have been received by the Company from any person or entity, including foreign entity (“Funding Parties”), with the understanding, whether recorded in writing or otherwise, that the Company shall, whether, directly or indirectly, lend or invest in other persons or entities identified in any manner whatsoever by or on behalf of the Funding Party (“Ultimate Beneficiaries”) or provide any guarantee, security or the like on behalf of the Ultimate Beneficiaries.

(c) Based on the audit procedures that have been considered reasonable and appropriate in the circumstances, nothing has come to our notice that has caused us to believe that the representations under sub-clause (i) and (ii) of Rule 11(e), as provided under (a) and (b) above, contain any material misstatement.

v)	The Company has neither proposed nor paid any dividend for the financial year, hence this sub-rule is not applicable.

/s/ B M Chatrath & Co LLP Chartered Accountants FRN: 301011E/E300025

Place: Kolkata Date: 27th July,2022	Priya Aga Partner Membership Number 303874 UDIN: 22303874AOCRJT1785

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‘ANNEXURE - A’ TO THE AUDITORS REPORT

The Annexure referred to in our Independent Auditors’ Report to the members of the Company on the financial statements for the year ended March 31, 2022, we report that:

i.	In respect of the Company’s Property, Plant and Equipment and Intangible Assets:

	a.	(A) The Company has maintained proper records showing full particulars, including quantitative details and situation of Property, Plant and Equipment.
(B) The Company has maintained proper records showing full particulars of intangible assets.

	b.	The Company has a program of physical verification of Property, Plant and Equipment and right-of-use assets so to cover all the assets once every years which, in our opinion, is reasonable having regard to the size of the Company and the nature of its assets. Pursuant to the program, certain Property, Plant and Equipment were due for verification during the year and were physically verified by the Management during the year. According to the information and explanations given to us, no material discrepancies were noticed on such verification.
	c.	The Company does not held any Immovable Property as on 31st March 2022 and hence reporting under clause 3(i)(c) of the Order is not applicable.
	d.	The Company has not revalued any of its Property, Plant and Equipment (including right-of-use assets) and intangible assets during the year.
	e.	No proceedings have been initiated during the year or are pending against the Company as at March 31, 2022 for holding any Benami property under the Benami Transactions (Prohibition) Act, 1988 (as amended in 2016) and rules made thereunder.

ii.
	a.	The Company does not have any inventory as on 31st March 2022 and hence reporting under clause 3(ii)(a) of the Order is not applicable.
	b.	The Company has not been sanctioned working capital limits in excess of 5 crore, in aggregate, at any points of time during the year, from banks or financial institutions on the basis of security of current assets and hence reporting under clause 3(ii)(b) of the Order is not applicable.

iii.	The company has not made any investments in, provided any guarantee or security, or granted any loans or advances in the nature of loans, secured or unsecured, to companies, firms, Limited Liability Partnerships, or any other parties, hence, reporting under clause 3(iii) of the Order is not applicable.

iv.	The Company has not granted any loan or made investment or provided guarantees or securities, as applicable, as mentioned in the provisions of Sections 185 and 186 of the Companies Act, 2013. Hence, reporting under clause 3(iv) of the Order is not applicable.

V.	The Company has not accepted any deposit or amounts which are deemed to be deposits. Hence, reporting under clause 3(v) of the Order is not applicable.

vi.	The Central Government has not prescribed the maintenance of cost records under section 148(1) of the Act, for any of the services rendered by the Company. Thus, reporting under clause 3(vi) of the order is not applicable to the Company.

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vii.
	a.	According to the information and explanations given to us and on the basis of examination of the records of the Company examined by us, in our opinion, the Company has generally been regular in depositing undisputed statutory dues including Provident Fund, Employees State Insurance, Income-tax, Sales-tax, Service tax, Goods and Service Tax, Customs duty, Excise duty, Value added tax, cess and other material statutory dues as applicable, with the appropriate authorities.

According to the information and explanations are given to us, no undisputed amounts payable in respect of the above items were in arrears as at 31 March, 2022 for a period exceeding six months from the date they became payable.

b.	According to the information and explanation given to us and the records of the Company examined by us, there are no dues of Income-Tax, Sales Tax, Service Tax, Goods and Service Tax, Customs Duty, Excise duty. Value added tax as at March 31, 2022, which have not been deposited on account of dispute.

viii.	As per the information and explanations given to us there were no transactions relating to previously unrecorded income that have been surrendered or disclosed as income during the year in the tax assessments under the Income Tax Act, 1961 (43 of 1961).

ix.
	a.	The company has not defaulted in repayment of loans or other borrowings or in the payment of interest thereon to any lender.
	b.	The company has not been declared a willful defaulter by any bank or financial institution or other lenders.
	c.	The term loans were applied for the purpose for which the loans were obtained, and there was no diversion of the amount of loan and the purpose for which it was used.
	d.	Funds raised on short term basis, have not been utilized for the long-term purposes.
	e.	The company has not taken any funds from any entity or person on account of or to meet the obligations of its subsidiaries, associates, or joint ventures, hence, the clause 3(ix)(e) is not applicable.
	f.	The company has not raised loans during the year on the pledge of securities held in its subsidiaries, joint ventures, or associate companies, hence, the clause 3(ix)(f) is not applicable.
x.
	a.	The Company has not raised moneys by way of initial public offer or further public offer (including debt instruments) during the year and hence reporting under clause 3(x)(a) of the Order is not applicable.
	b.	During the year, the Company has not made any preferential allotment or private placement of shares or convertible debentures (fully or partly or optionally) and hence reporting under clause 3(x)(b) of the Order is not applicable.

15

xi.
	a.	No fraud by the Company and no material fraud on the Company has been noticed or reported during the year.
	b.	No report under sub-section (12) of section 143 of the Companies Act has been filed in Form ADT-4 as prescribed under rule 13 of Companies (Audit and Auditors) Rules, 2014 with the Central Government, during the year and upto the date of this report.
	c.	No whistleblower complaints were received by the Company during the year and upto the date of this report.

xii.	The Company is not a Nidhi Company and hence, reporting under clause (xii) of the Order is not applicable.

xiii.	In our opinion, the Company is in compliance with Section 177 and 188 of the Companies Act, 2013 with respect to applicable transactions with the related parties, and the details of related party transactions have been disclosed in the financial statements as required by the applicable accounting standards.

xiv.
	a.	In our opinion the Company has an internal audit system commensurate with the size and the nature of its business.
	b.	We have considered, the internal audit reports for the year under audit, issued to the Company during the year and till date, in determining the nature, timing and extent of our audit procedures.

xv.	In our opinion during the year the Company has not entered into any non-cash transactions with its directors or persons connected with its directors, and hence provisions of section 192 of the Companies Act, 2013 are not applicable to the Company.

xvi.
	a.	In our opinion, the Company is not required to be registered under section 45-IA of the Reserve Bank of India Act, 1934. Hence, reporting under clause 3(xvi)(a), (b) and (c) of the Order is not applicable.
	b.	the company has not conducted any Non-Banking Financial or Housing Finance activities, hence, reporting under clause 3(xvi)(b) of the Order is not applicable.
	c.	In our opinion, there is no core investment company within the Group (as defined in the Core Investment Companies (Reserve Bank) Directions, 2016) and accordingly, reporting under clause 3(xvi)(c & d) of the Order is not applicable.

xvii.	The Company has not incurred cash losses during the financial year covered by our audit and the immediately preceding financial year.

xviii.	There has been no resignation of the statutory auditors of the Company during the year.

xix.	On the basis of the financial ratios, aging and expected dates of realization of financial assets and payment of financial liabilities, other information accompanying the financial statements and our knowledge of the Board of Directors and Management plans and based on our examination of the evidence supporting the assumptions, nothing has come to our attention, which causes us to believe that any material uncertainty exists as on the date of the audit report indicating that Company is not capable of meeting its liabilities existing at the date of the balance sheet as and when they fall due within a period of one year from the balance sheet date. We, however, state that this is not an assurance as to the future viability of the Company. We further state that our reporting is based on the facts up to the date of the audit report and we neither give any guarantee nor any assurance that all liabilities falling due within a period of one year from the balance sheet date, will get discharged by the Company as and when they fall due.

xx.	The company is not covered by the Section 135 of the Companies Act, 2013, hence reporting under clause 3(xx) of the Order is not applicable.

/s/ B M Chatrath & Co LLP Chartered Accountants FRN: 301011E/E300025

Place: Kolkata Date: 27th July,2022	Priya Agarwal Partner Membership Number 303874 UDIN - 22303874AOCRJT178

16

‘ANNEXURE - B’ TO THE INDEPENDENT AUDITOR’S REPORT

Report on the Internal Financial Controls under Clause (i) of Sub-section 3 of Section 143 of the Companies Act, 2013 (“the Act”)

We have audited the internal financial controls over financial reporting UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED (“the Company”) as of March 31, 2022 in conjunction with our audit of the financial statements of the Company for the year ended on that date.

Management’s Responsibility for Internal Financial Controls

The Company’s management is responsible for establishing and maintaining internal financial controls based on the internal control over financial reporting criteria established by the Company considering the essential components of internal control stated in the Guidance Note on Audit of Internal Financial Controls over Financial Reporting issued by the Institute of Chartered Accountants of India. These responsibilities include the design, implementation and maintenance of adequate internal financial controls that were operating effectively for ensuring the orderly and efficient conduct of its business, including adherence to company’s policies, the safeguarding of its assets, the prevention and detection of frauds and errors, the accuracy and completeness of the accounting records, and the timely preparation of reliable financial information, as required under the Companies Act, 2013.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Company’s internal financial controls over financial reporting based on our audit. We conducted our audit in accordance with the Guidance Note on Audit of Internal Financial Controls Over Financial Reporting (the “Guidance Note”) and the Standards on Auditing, issued by ICAI and deemed to be prescribed under section 143(10) of the Companies Act, 2013, to the extent applicable to an audit of internal financial controls. Those Standards and the Guidance Note require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether adequate internal financial controls over financial reporting was established and maintained and if such controls operated effectively in all material respects. Our audit involves performing procedures to obtain audit evidence about the adequacy of the internal financial controls system over financial reporting and their operatingeffectiveness.

Our audit of internal financial controls over financial reporting included obtaining an understanding of internal financial controls over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion on the Company’s internal financial controls system over financial reporting.

17

Meaning of Internal Financial Controls over Financial Reporting

A company’s internal financial control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal financial control over financial reporting includes those policies and procedures that:

(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;

(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Inherent Limitations of Internal Financial Controls Over Financial Reporting

Because of the inherent limitations of internal financial controls over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of the internal financial controls over financial reporting to future periods are subject to the risk that the internal financial control over financial reporting may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Opinion

In our opinion, and to the best of our information and according to the explanations given to us, the Company has, in all material respects, an adequate internal financial controls system over financial reporting and such internal financial controls over financial reporting were operating effectively as at March 31, 2022, based on the internal control over financial reporting criteria established by the Company considering the essential components of internal control stated in the Guidance Note on Audit of Internal Financial Controls Over Financial Reporting issued by the Institute of Chartered Accountants of India.

/s/ B M Chatrath & Co LLP Chartered Accountants FRN: 301011E/E300025

Place: Kolkata Date: 27th July,2022	Priya Agarwal Partner Membership Number 303874 UDIN - 22303874AOCRJT1785

18

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

BALANCE SHEET AS AT 31 MARCH 2022

	Note No.	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (Rs.’000)
I. EQUITY AND LIABILITIES
1. Shareholders’ Funds
(a) Share Capital	2	13,086	13,086
(b) Reserves and Surplus	3	1,23,918	77,218
		1,37,004	90,304
2. Non-Current Liabilities
(b) Long-Term Borrowings	4	1,231	421
(b) Long-Term Provisions	5	22,141	16,816
		23,372	17,237
3. Current Liabilities
(a) Short-Term Borrowings	6	860	331
(b) Trade Payables	7	8,74,349	2,96,025
(c) Other Current Liabilities	8	11,142	8,433
(d) Short-Term Provisions	9	33,265	21,810
		9,19,616	3,26,599
		10,79,992	4,34,140
II. ASSETS
1. Non-Current Assets
(a) Property, Plant & Equipment & Intangible Assets
(i) Property, Plant & Equipment		5,479	4,344
(ii) Intangible Assets	10	-	1
(iii) Capital Work in Progress		-	-
		5,479	4,345
(c) Deferred Tax Assets (net)	11	4,313	1,997
(d) Long-Term Loans and Advances	12	30,512	34,730
		34,825	36,727
2. Current Assets
(a) Trade Receivables	13	8,69,657	3,64,546
(b) Cash and Cash Equivalents	14	1,00,512	4,351
(c) Short-Term Loans and Advances	15	993	424
(d) Other Current Asset	16	68,526	23,747
		10,39,688	3,93,068
		10,79,992	4,34,140
Significant Accounting Policies	1	1

The accompaying notes are an integral part of the financial statements.

In terms of our report attached

For B M CHATRATH & CO LLP CHARTERED ACCOUNTANTS Firm Registration No. 301011E/E300025	For UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

Priya Agarwal Partner Membership Number 303874 Place: KOLKATA Date: 27.07.2022	PATRICK MAN BUN LEE Director DIN: 06728542	PING HONG TAM Director DIN:06709767 Place: HONGKONG Date: 27.07.2022

19

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

STATEMENT OF PROFIT AND LOSS FOR THE YEAR ENDED 31ST MARCH 2022

	Note No.	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
I. INCOME
(a) Revenue from Operations (Gross)	17	56,13,830	21,18,465
(b) Other Income	18	3,868	1,768
Total Income		56,17,698	21,20,233

II. EXPENSES

(a) Operating Expenses	19	53,34,117	19,10,059
(b) Employee Benefits Expense	20	1,79,459	1,54,278
(c) Finance Cost	21	181	392
(d) Depreciation and Amortisation Expense	22	2,443	1,720
(e) Other Expenses	23	42,035	39,247
Total Expenses		55,58,235	21,05,696

III. Profit Before Exceptional and Extraordinary Items and Tax (I-II)		59,463	14,537

Exceptional Items		-	-

IV. Profit Before Extraordinary Items and Tax		59,463	14,537

Extraordinary Items		-	-

V. Profit Before Tax		59,463	14,537
VI. Tax Expense:
(a) Current Tax	24	15,078	4,061
(b) Deferred Tax Expense / (Income)	25	(2,315)	551
		12,763	4,612
VH. Profit After Taxation (V-VI)		46,700	9,925

Basic and diluted Earning per Share (in Rs.)	26	35.69	7.58

Significant Accounting Policies	1

The accompaying notes are an integral part of the financial statements.

In terms of our report attached

For B M CHATRATH & CO LLP CHARTERED ACCOUNTANTS Firm Registration No. 301011E/E300025	For UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

Priya Agarwal Partner Membership Number 303874 Place: KOLKATA Date: 27.07.2022	PATRICK MAN BUN LEE Diector DIN: 06728542	PING HONG TAM Director DIN:06709767 Place: HONGKONG Date: 27.07.2022

20

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

STATEMENT OF CASH FLOW FOR THE YEAR ENDED 31ST MARCH 2022

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
I. CASH FLOW FROM OPERATING ACTIVITIES
Profit before exceptional items and tax as per statement of profit and loss	59,463	14,537
	-	-
Adjustment for: Depreciation and amortisation expenses	2,443	1,720
Fixed Asset Written off	4	-
Finance cost	181	-
Provision for Bad and Doubtful debts	1,200	-
Interest Income	(721)	-
Liabilities no longer required written back	(1,062)	-
Operating Profit before working capital changes	61,509	16,256

Adjustment for: (Increase) / Decrease in Trade Receivables	(5,06,310)	(61,408)
(Increase)/ Decrease in Short-Term Loans and Advances	(569)	4,110
(Increase) / Decrease in Long term loans & advances	(382)	489
(Increase) / Decrease in TDS Receivable	-	(4,864)
(Increase) / Decrease in Other Current Assets	(609)	2,685
Increase / (Decrease) in Trade Payables	5,79,387	57,644
Increase / (Decrease) in Other Current Liabilities	2,709	(10,938)
Increase/ (Decrease) in Long-Term Provisions	1,264	8,272
Increase / (Decrease) in Short-Term Provisions	437	(8,479)
Cash generated from operation	1,37,436	3,768
Less: Income tax paid (net of refund)	(39,332)	-

Net cash flows generated from operating activities after exceptional items	98,104	3,768

II. CASH FLOW FROM INVESTING ACTIVITIES
Purchase of Property, Plant & Equipment	(3,697)	(2,645)
Sale of Proprty, plant & equipment	115	-
Investment in Fixed Deposits	(15,500)	-
Interest Income	480	-
Net cash used in investing activities	(18,602)	(2,645)

III. CASH FLOW FROM FINANCING ACTIVITIES
Increased / (Decrease) in Long Term Borrowings	810	(331)
Increased / (Decrease) in Short Term Borrowings	530	-
Finance Cost paid	(181)	-
Net cash used in financing activities	1,159	(331)
NET INCREASE / (DECREASE) IN CASH AND BANK BALANCE (I+H+HI)	80,661	792
Add: Cash and equivalent at the beginning	4,351	3,559
Cash and equivalent at the end of the year	85,012	4,351

Cash and cash equivalent as per above comprises of the following
Cash Balances	51	6
Bank Balances	44,961	4,345
In deposit accounts with original maturity of less than 3 months	40,000	-
Balance as per statement of cash flow	85,012	4,351
Significant Accounting Policies (Note -1)

The accompaying notes are an integral part of the financial statements.

In terms of our report attached

For B M CHATRATH & CO LLP CHARTERED ACCOUNTANTS Firm Registration No. 301011E/E300025	For UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

Priya Agarwal Partner Membership Number 303874 Place: KOLKATA Date: 27.07.2022	PATRICK MAN BUN LEE Director DIN: 06728542	PING HONG TAM Director DIN:06709767 Place: HONGKONG Date: 27.07.2022

21

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

NOTE - 1: SIGNIFICANT OF ACCOUNTING POLICIES

A Basis of Preparation

The Financial Statements of UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED have been prepared in conformity with Generally Accepted Accounting Principles, to comply in all material respects with the Accounting Standards notified by the Companies (Accounting Standards) Rules, 2015 (as amended) and the relevant provisions of the Companies Act, 2013. The Financial Statements have been prepared under the historical cost convention and on Accrual Basis. The accounting policies have been constantly applied by the Company and are consistent with those used in the previous years.

B Property, Plant & Equipment & Intangible Assets

Property, Plant & Equipment have been stated at cost of acquisition less accumulated depreciation. The cost includes all expenses incurred to bring the asset to its working condition for the intended use.

Intangible Assets are stated at cost of acquisition less accumulated amortisation. The cost includes all expenses incurred to bring the asset to its working condition for the intended use.

C Depreciation

Depreciation on own assets is provided on Written Down Value Method at the following rates prescribed under Schedule II of the Companies Act, 2013. Disclosure of useful file:

a)	Motor Vehicle	8 Years
b)	Computer	3 Years
c)	Office Equiptment	5 Years
d)	Furniture & Fixture	10 Years

The depreciation of assets privided during the year has been charged on pro-rata basis as per Rate Prescribed Act under Schedule II of the Companies Act, 2013.

Intangible assets is amortised across a period not exceeding 5 years based on estimated useful life of the asset.

D Use of Estimates

The preparation of Financial Statements requires management to make estimates and assumptions that affect the reported amounts of Assets and Liabilities and disclosure of contingent liabilities at the date of Financial Statements and results of operations during the reporting year end. Although these estimates are based upon management’s best knowledge of current events and actions, actual results could differ from these estimates.

E Revenue Recognition

Revenue from transactions is usually recognized at the completion of service on an accrual basis. This is consistent with the “Completed Service Contract Method” as mentioned in Para 7. l (ii) of Accounting Standard 9, issued by the Institute of Chartered Accountants of India.

F Trade Receivable

Where ever necessary provision has been taken on Trade Receivables by the Company.

22

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

NOTE -1: SIGNIFICANT OF ACCOUNTING POLICIES

G Foreign Currency Transactions

Transactions in Foreign Currencies are initially recorded at their respective functional currency (i.e. Indian Rupee) spot rates at the date the transaction first qualifies for recognition.

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates if exchange at the reporting date. Exchange differences arising on settlement or translation of monetary items are recognized in the statement of profit and loss.

Non-monetary items are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the date of the initial transactions.

Exchange differences arising on translation / settlement of foreign currency monetary items are recognized as income or expenses in the period in which they arise.

H Cash Flow Statement

Cash flows are reported using the indirect method, whereby profit / (loss) before extraordinary items and tax is adjusted for the effects of transactions of non-cash nature and any deferrals or accruals of past of future cash receipts or payments. The cash flows from operating, investing and financing activities of the Company are segregated in the Cash Flow Statement.

I Employee Benefits (Defined Employee Benefit Plans unser AS 15)

(i) Short-term employee benefits

Employee benefits payable wholly within twelve months of availing employee services are classified as short-term employee benefits. These benefits include salaries and wages, bonus and ex-gratia. The undiscounted anount of short term employee benefits such as salaries and wages, bonus and ex-gratia to be paid in exchange of employee services are recognized in the period in which the employee renders the related service.

(ii) Post-employee benefits

Defined contribution plans:

A defined contribution plan is a post-employment benefit plan under which an entity pays specified contributins to a separate entity and has no oligation to pay any further amounts. The company makes specified monthly contribution towards Provident Fund and Employees State Insurance Corporation (ESIC). The contribution in recognized as an expense in the Statement of Profit and Loss during the period in which employee renders the related service. There are no other obligations other than the contribution payable to the Provident Fund and Employee State Insurance Scheme.

Defined benefit plan:

Gratuity liability, wherever applicable, is provided for on the basis of an actuarial valuation done as per projected unit credit method, carried out by an independent actuary at the end of the year. The Companys’ gratuity benefit scheme is a defined benefit plan.

23

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

NOTE - 1: SIGNIFICANT OF ACCOUNTING POLICIES

J Tax Expenses

Tax Expenses Comprises Convert & Deferred Taxes. Convert Taxes are determined based on respective Taxable Income of each Taxable Entity & Tax Rules applicable for respective Tax Jurisdictions.

Deferred Tax is recognized on timing difference being the difference between Taxable Income & Accounting Income the originate in one period & are capable of reversal in one or more subsequent periods.

Deferred Tax Assets & Liabilities are measured based on Tax Rates that are expected to apply in the period when asset is realized or the liability is settled, based on Tax Rates & Tax Laws that have been enacted by the Balance Sheet date.

K Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outfow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Company expects some or all of a provision to be reimbursed.

If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, when appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passenger of time is recognized as a finance cost.

L Earnings per Share

Basic earnings per share are calculated by dividing net profit for the year attributable to ordinary equity shares by the number of Equity Shares.

M Contingent Liablities

A contingent liability is a possible obligation that arises from the past events whose existence will be confirmed by the occurrence of one or mone uncertain future events beyond the control of the Company or a present obligation that is not recognized because it is not probable that an outflow of resources will be requied to settle the obligation. A contingent liability also arises in extreme rare cases where there is a liability that cannot be recognized because it cannot be measured reliably. The Company does not recognized a contingent liability but discloses its existence in the Financial Statements.

For B M CHATRATH & CO LLP CHARTERED ACCOUNTANTS Firm Registration No. 301011E/E300025	For UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

Priya Agarwal Partner Membership Number 303874 Place: KOLKATA Date: 27.07.2022	PATRICK MAN BUN LEE Director DIN: 06728542	PING HONG TAM Director DIN:06709767 Place: HONGKONG Date: 27.07.2022

24

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS AS AT 31ST MARCH, 2022

Note - 2: Share Capital

Particulars	As at 31st March, 2022		As at 31st March, 2021
	Number of shares	Amount (Rs.’000)	Number of shares	Amount (Rs.’000)
A. Authorised Capital
2000000 Equity Shares of Rs.10/- each	2000000	20,000	2000000	20,000
B. Issued , Subscribed and Paid up Capital
Opening Balance at the beginning of the year	1308631	13,086	1308631	13,086
Add: Addition during the year	-	-	-	-
Closing Balance (1308631 number of Equity Shares @ Rs. 10/- each)	1308631	13,086	1308631	13,086
Total	1308631	13,086	1308631	13,086

2 (a) The Company has one class of Shares having par value of Rs. 10/- each. Each Equity Shareholder is eligible for 1 vote per share held. In the event of liquidation the equity shareholders are eligible to receive the remaining assets of the Company.

2 (b) Reconciliation of Shares Outstanding:

Particulars	As at 31st March, 2022		As at 31st March, 2021
	Number of shares	Amount (Rs.’000)	Number of shares	Amount (Rs.’000)
Equity Shares outstanding at the beginning of the Period	1308631	13,086	1308631	13,086
Equity Shares outstanding at the end of the Period	1308631	13,086	1308631	13,086

2 (c) Equity Shares held by the Holding Company. The detail is given below:

Particulars	As at 31st March, 2022		As at 31st March, 2021
	Number of shares	Percentage (%)	Number of shares	Percentage (%)
Unique Logistics Holdings Limited	850261	65	850261	65

2 (d) Disclosure of Shareholders holding more than 5 percent share in the Company:

Particulars	As at 31st March, 2022		As at 31st March, 2021
	Number of shares	Percentage (%)	Number of shares	Percentage (%)
Unique Logistics Holdings Limited	850261	65	850261	65
Frangipani Trade Services, INC., USA	458370	35	458370	35

2 (e) Equity Shares held by the Promoters. The detail is given below:

Particulars	As at 31st March, 2022		As at 31st March, 2021		Change during the year
	Number of shares	Percentage (%)	Number of shares	Percentage (%)	Percentage (%)
Unique Logistics Holdings Limited	850261	65	850261	65	-
Frangipani Trade Services, INC., USA	458370	35	458370	35	-

2 (f) No Shares have been reserved for issue under Option and Contracts/ Commitments for the sale of shares/ Disinvestment as at the Balance Sheet date.

2 (g) No Shares have been allotted by way of Bonus share or pursuant to contracts or has been bought back by the Company during the period of five years preceding the date at which the Balance Sheet is prepared.

2 (h) No convertible securities have been issued by the Company during the year.

2 (i) No calls are unpaid by any Director, an Officer of the Company during the year.

25

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS AS AT 31ST MARCH, 2022

Note - 3: Reserves and Surplus

Particulars	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (Rs.’000)
(a) Securities Premium Reserve
Balance Brought Forward	8,183	8,183
Closing Balance	8,183	8,183
(b) Surplus in the Statement of Profit and Loss
Opening Balance as per Statement	69,035	59,110
Add: Profit / (Loss) during the year	46,700	9,925
Closing Balance	1,15,735	69,035
Total (a+b)	1,23,918	77,218

Note - 4: Long Term Borrowings

Particulars	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (Rs.’000)
Secured Loan
HDFC Bank Car Loan - Secured against Hypothecation of Car, repaybale in 3 years from date of purchase	2091	752
Less: Current maturity of HDFC Car Loan, repayable within 12 months	860	331
Total	1,231	421

Note - 5; Long-Term Provisions

Particulars	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (Rs.’000)
Provision for Emnlpyee Benefits:
Provision for Gratuity	10,804	9,540
Other Provision:
Provision for Taxation	11,337	7,276
Total	22,141	16,816

Note - 6; Short Term Borrowings

Particulars	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (Rs.’000)
Current Matuirtv Of Car Loan
HDFC Bank Car Loan - Secured against Hypothecation of Car, repaybale in 3 years from date of purchase	860	331
Total	860	331

Note - 7: Trade Pavables

Particulars	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (Rs.’000)
Dues to Micro, Medium and Smail Enterprises	-	-
Trade Payables (Not being covered under Micro, Small St Medium
Enterprises Development Act, 2006):
-Related Parties	1,36,300	88,154
-Others	7,38,049	2,07,871
Total	8,74349	2,96,025

In absence of any specific information available with the Company’ from suppliers regarding their status under the Micro Small and Medium Enterprise Development Act, 2006, no disclosure have been considered necessary in this regard as at 31 st March, 2022.

26

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS AS AT 31 ST MARCH, 2022

7 (a) Trade Payables ageing schedule 2021-22:

Particulars	Outstanding for following period from the date of the Transaction(Rs.’000]
	Less than l year	1-2 Years	2-3 Years		More than 3 Years		Total
MSME	-	-		-		-		-
Others	8,67,757	5,381		179		1,032		8,74,349
Disputed Dues-MSME	-	-	-		-		-
Disputed Dues-Others	-	-		-		-		-

7 (b) Trade Payables ageing schedule 2020-21:

Particulars	Outstanding for following period from the date of the Transaction (Rs.’000)
	Less than l year	1-2 Years	2-3 Years	More than 3 Years	Total
MSME	-	-	-	-	-
Others	2,85,702	8,961	1,362	-	2,96,025
Disputed Dues-MSME	-	-	-	-	-
Disputed Dues-Others	-	-	-	-	-

Note - 8: Other Current Liabilities

	As at	As at
Particulars	31st March, 2022	31st March, 2021
	Amount (Rs.’000)	Amount (Rs.’000)
Statutorv_Liabilities
Statutory Dues	10,671	7,975
Outstanding liability
Audit Fees	471	458
Total	11,142	8,433

Note - 9: Short-Term Provisions

Particulars	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (Rs.’000)
Provision for Income Tax:
Provision for Income Tax Current year	15,078	4,061
Provision for Employee Benefits:
Gratuity	1,167	2,102
Leave Encashment	2,054	-
Bonus & Ex-Gratia	4,849	4,560
LTA	459	733
Salaries	8,486	8,889
Medical Reimbursement	537	872
Other Provision:
Others	635	593
Total	33,265	21,810

27

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS AS AT 31ST MARCH, 2022

Note - 10: Property, Plant & Enuipment & Intangible Assets

Description of assets	Original Cost(Rs.’OOO)				Depreciation/Amortisation(Rs.’000)				Net Block(Rs.’000)
	Balance As At 1st April, 2022	Additions During The Period	Sold/ Written-off During The Period	Balance As At 31st March, 2022	Balance As At 1st April,2022	For The Period	Depreciation for Assets Sold/Written off During The Period	Balance As At 31st March, 2022	Balance As At 31st March, 2022	Balance As At 31st March, 2021
PROPERTY PLANT &
EOVIPMENT
Motor Vehicle	3,628	2,069	1,410	4,287	2,639	509	1,295	1,854	2,433	988
Computer	9,205	1,332	138	10,399	8,054	1,158	137	9,075	1,324	1,150
Office Equipment	1,972	120	28	2,065	1,404	286	24	1,666	398	568
Furniture & Fixture	4,272	147	-	4,419	2,635	460	-	3,095	1,324	1,637
Total	19,076	3,668	1,575	21,169	14,733	2,414	1,456	15,690	5,479	4,344
INTANGIBLE ASSETS
Software Internet Security	252	29	-	281	251	30	-	281	0	1
Total	19,328	3,697	1,575	21,450	14,984	2,443	1,456	15,971	5,479	4,344
Previous Year Figure	16,770	2,778	220	19,328	13,351	1,720	86	14,984	4,344	3,419

Note: The Company does not hold any Benami Property and does not have any proceedings initiated or pending for holding benami property under the Benami Transactions (Prohibitions) Act, 1988 (45 of 1988).

28

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS AS AT 31ST MARCH, 2022

Note - 11: Deferred Tax Assets

Particulars	As at 31st March, 2022 Amount (Rs.’OOO)	As at 31st March, 2021 Amount (Rs.’000)
Deferred Tax Assets on
Bonus		1,147
Gratuity	3,012	529
Provision for Doubtful Debts	326	302
Depreciations	975	19
Net Deferred Tax Asset I (Liability)	4,313	1,997

Note - 12: Long-Term Loans and Advances

Particulars	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (RsJOOO)
Unsecured considered Good
Security Deposit	5,463	5,081
TDS Receivable	25,049	29,649
Total	30.512	34,730

Note - 13; Trade receivables

Particulars	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (Rs.’OOO)
Trade Receivables
Unsecured Considered Good *	8,69,657	3,64,546
Unsecured Considered Doubtful	1,296	1,259
Less: Provision for Doubtful Debts	1,296	1,259
Total	8,69,657	3,64,546

*(includes Rs. 488,929 Thousand in 2021-22 and

Rs. 67,022 Thousand in 2020-21 due to related parties)

13 (a) Trade Receivables ageing schedule: (FY: 2021-221

	Outstanding for following period from the date of the Transaction(Rs.’OOO)
Particulars	Less than 6 Months	6 Months to 1 Year	1-2 Years	2-3 Years	More Than 3 Years	Total
i) Undisputed Trade Receivables - Considered Good.	2,01,788	6,67,737	122	10		8,69,657
ii) Undisputed Trade Receivables - Considered doubtful.	8	783	461	45	-	1,296
ii) Disputed Trade Receivables - Considered Good.
ii) Disputed Trade Receivables - Considered doubtful.
Total	2,01,796	6,68,520	583	55	-	8,70,953
Less: Provision for Doubtful Debts						1,296
Total Trade Receivables						8,69,657

13 (bi Trade Receivables ageing schedule: (FY: 2020-211

	Outstanding for following period from the date of the Transaction(Rs,’000)
Particulars	Less than 6 Months	6 Months to 1 Year	1-2 Years	2-3 Years	More Than 3 Years	Total
i) Undisputed Trade Receivables - Considered Good.	3,63,435	1,111		-	-	3,64,546
ii) Undisputed Trade Receivables - Considered doubtful.		737	522		-	1,259
ii) Disputed Trade Receivables - Considered Good.		0
ii) Disputed Trade Receivables - Considered doubtful.
Total	3,63,435	1,848	522	-	-	3,65,805
Less: Provision for Doubtful Debts						1,259
Total Trade Receivables						3,64,546

29

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS AS AT 31ST MARCH, 2022

Note - 14: Cash and Cash Equivalents

Particulars	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (Rs.’000)
Cash and Bank Balances
Balances with Banks
In current accounts	42,270	4,345
In deposit accounts with original maturity of less than 3 months	40,000	-
Cheque in hand	2,691
Cash in hand	51	6
Others Bank Balances
Bank deposit with original maturity of more than 3 months	15,500	-
Total	1,00,512	4,351

Note - 15: Short-Term Loans and Advances

Particulars	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (Rs.’000)
(Unsecured, Considered Good)
Staff Advance	993	424
Total	993	424

Note - 16: Other Current Asset

Particulars	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (Rs.’000)
(Unsecured, Considered Good)
Interest accrued on Bank deposit	241	-
Prepaid Expenses	1,183	1,061
Amount receivable from Government Authorities	65,068	18,402
Advance Paid to Suppliers	2,035	4,284
Total	68,527	23,747

30

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note -17; Revenue from Operations

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Services
Logistic Services provided to customer	56,13,830	21,18,465
Total	56,13,830	21,18,465

Note - 18: Other Income

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Interest Income
Interest on Income Tax Refund	480	1,113
Bank Interest Income	241	-
Other Non-Operating Income
Other Income	1,062	655
Foreign Exchange Difference (Net)	2,085	-
Total	3,868	1,768

Note -19: Operating Expenses

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Direct Expenses	53,34,117	19,10,059
Total	5334,117	19,10,059

Note - 20: Employee Benefits Expense

	For the year ended	For the year ended
	31st March, 2022	31st March, 2021
Particulars	Amount (Rs.’000)	Amount (Rs.’000)
Salaries & Wages	1,67,773	1,35,359
Contribution to Gratuity	2,421	10,605
Contribution to Provident Fund & ESI	7,513	7,286
Staff Welfare Expenses	1,752	1,028
Total	1,79,459	1,54,278

Note - 21: Finance Cost

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March,2021 Amount (Rs.’000)
Interest on HSBC Bank Over Draft	95	312
Interest A/C -Company Car loan	86	80
Total	181	392

Note - 22: Depreciation & Amortisation Expense

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Depreciation for the year	2,443	1,720
Total	2,443	1,720

31

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note - 23: Other Expenses

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Advertising	55	7
Audit Fees	471	685
Bank Charges	1,866	886
Provision for Bad and Doubtful debts	1,200	1,200
Brokerage and Commission	-	140
Asset Written off	4	128
Business Promotion	349	22
Car Hire Charges	156	10
Cleaning	1,130	991
Consultancy	650	1,598
Conveyance	1,218	825
Courier	573	634
Subscriptions	702	661
Electricity	2,370	2,025
Entertainment	103	136
Employee Fuel Expenses Reimbursement	3,245	2,961
Foreign Exchange Difference (Net)	-	93
Insurance	180	182
Insurance Overseas	655	682
Penalty	7	-
Legal & professional Fees	1,040	978
Office Expenses	491	451
Printing & Stationary	1,827	1,819
Professional Tax (Company)	28	16
Rent	16,775	14,080
Repairs & Maintenance - Computer Maintenance	1,344	1,072
Repairs & Maintenance - Others	3,267	3,896
Integrated GST Expenses	-	319
Taxes / Licenses	25	16
Telephone and Internet	1,527	1,568
Training	-	59
Travelling Expenses	768	332
Misc.Expenses	9	13
Manpower Supply service	-	440
Interest & Penalty-GST	-	322
Total	42,035	39,247

Note - 24: Current Tax

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Provision for Taxation	15,078	4,061
Total	15,078	4,061

Note - 25: Deferred Tax Expense / (Income)

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Deferred Tax Expense / (Income)	(2,315)	551
Total	(2,315)	551

Note - 26; Earning Per Share

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Basic
(i) Weighted average number of Equity Shares of Rs. 10 each outstanding during the period	13,08,631	13,08,631
(ii) Net Profit/(Loss) for the year	46,700	9,925
(iii) Basic Earnings per Share [(ii) / (i)]	35.69	7.58

32

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note - 27: Micro, Small & Medium Enterprise

As per the information and records available with the Company there is no micro, small & medium enterprises as defined in the Micro, Small & Medium Enterprises Development Act, 2006, to whom the Company owes any amount of principal together with interest. Therefore, no additional disclosure is made.

Note - 28: Related Party Disclosure under Accounting Standard — 18

List of Related Parties

(a) Key Managerial Personnel	Sudhershan Sharma

(b) Holding Company	Unique Logistics Holdings Limited

(*c) Fellow Subsidiaries	Unique Logistics International (H.K.) Limited
PT Unique Logistics International Indonesia TGF Unique Limited
Unique Logistics International (SIN) Pte Ltd
Unique Logistics International (NYC), LLC - Charlotte Branch
Unique International Logistics (M) Sdn Bhd
Unique Logistics International (ATL), LLC
ULI (North & East China) Co. Ltd. - Shangai
Unique Logistics International (BOS), INC
Unique Logistics Inti (NYC) LLC - Houston Branch
Unique Logisctics ( Korea) Co. Ltd.
Unique Logistics International (Vietnam) Co. Ltd.
Unique Freight Solutions (Thailand) Co. Ltd.
Shenzhen Unique Logistics International Limited Unique
Logistics Inti (South China) Ltd-Xiamen Branch
Unique Logistics International (Shanghai) Co., Ltd
ULI International Company Limited
Unique Logistics International (NYC) LLC.
Unique Logistics International (NYC) LLC-Chicago
Unique Logistics International (NYC), LLC - Los Angles
Unique Logistics International (LAX) Inc.

33

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Details of Transactions with Related Parties

Name of Related Party	Nature of Transactions/Baiances	As at /Year ended 31st March 2022(‘000)	As at /Year ended 31st March 2021(‘000)
	Purchase	-	-
	Sales	2,805	1,911
SHENZHEN UNIQUE LOGISTICS INT’L LTD.	AR Outstanding at the end of the year Dr./(Cr.)	443	295
	AP Outstanding at the end of the year Dr./(Cr.)	-	-
	Purchase	1,539	1,044
	Sales	5,256	3,447
TGF UNIQUE LIMITED	Trade Receivable as at the end of the year	1,654	2,059
	Trade Payable as at the end of the year	42	-
	Purchase	4,279	1,234
	Sales	47	33
ULI INTERNATIONAL COMPANY LIMITED	Trade Receivable as at the end of the year	25	16
	Trade Payable as at the end of the year	247	994
	Purchase	4,950	1,536
	Sales	1	56,969
UU (NORTH & EAST CHINA) CO LTD	Trade Receivable as at the end of the year	-	2
	Trade Payable as at the end of the year	3,249	168
	Purchase	455	1,956
	Sales	-	10
UNIQUE FREIGHT SOLUTIONS (THAILAND) CO., LTD.	Trade Receivable as at the end of the year	10	10
	Trade Payable as at the end of the year	412	387
	Purchase	366	271
	Sales	469	83
UNIQUE LOGISTICS INTERNATIONAL (SIN) PTE. LTD.	Trade Receivable as at the end of the year	91	-34
	Trade Payable as at the end of the year	46	79
	Purchase	2	310
	Sales	21	43
UNIQUE INTL LOGISTICS (M) SDN. BHD. - KUL	Trade Receivable as at the end of the year	21	16
	Trade Payable as at the end of the year	-	103
	Purchase	-	3,048
	Sales	35,756	-
UNIQUE LOGISTICS INTL (NYC), LLC - ATLANTA BRANCH	Trade Receivable as at the end of the year	34,740	13,143
	Trade Payable as at the end of the year	-	3,048
	Purchase	184	3
	Sales	96,581	10,371
UNIQUE LOGISTICS INTL (NYC), LLC - BOS BRANCH	Trade Receivable as at the end of the year	91,389	20,855
	Trade Payable as at the end of the year	-	-
	Purchase	-	42
	Sales	32,382	4,769
UNIQUE LOGISTICS INTL (NYC), LLC - CHARLOTTE BRANCH	Trade Receivable as at the end of the year	31,162	124
	Trade Payable as at the end of the year	-	-
	Purchase	3,985	-
	Sales	-	-
UNIQUE LOGISTICS HOLDINGS LIMITED - GMT / OC	Trade Receivable as at the end of the year	-	-
	Trade Payable as at the end of the year	890	242
	Purchase	6,030	13,888
	Sales	1,395	23,492
UNIQUE LOGISTICS INTL (H.K.) LTD	Trade Receivable as at the end of the year	1	47
	Trade Payable as at the end of the year	1,181	1,107
	Purchase	-	-
	Sales	312	-
UNIQUE LOGISTICS INTL (NYC) LLC - HOUSTON BRANCH	Trade Receivable as at the end of the year	312	-
	Trade Payable as at the end of the year	-	-
	Purchase	299	2,014
	Sales	1,841	-
PT. UNIQUE LOGISTICS INTERNATIONAL INDONESIA	Trade Receivable as at the end of the year	-	1,308
	Trade Payable as at the end of the year	-	1,893
	Purchase	-	1,183
	Sales	63,186	33
UNIQUE LOGISTICS INTL (LAX) INC	Trade Receivable as at the end of the year	-	-
	Trade Payable as at the end of the year	-	-
	Purchase	2,241	297
	Sales	58,029	98
UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC - LOS ANGLES	Trade Receivable as at the end of the year	51,257	16,334
	Trade Payable as at the end of the year	1,990	152
	Purchase	72,945	38,904
	Sales	22,14,801	1,47,614
UNIQUE LOGISTICS INTL (NYC), LLC	Trade Receivable as at the end of the year	1,77,841	40,018
	Trade Payable as at the end of the year	1,27,944	77,963
	Purchase	1,147	1,668
	Sales	1,24,771	1,332
UNIQUE LOGISTICS INTL (NYC), LLC - CHICAGO BRANCH	Trade Receivable as at the end of the year	99,766	48,289
	Trade Payable as at the end of the year	286	1,189
	Purchase	782	1,224
	Sales	-	24,318
UNIQUE LOGISTICS (KOREA) CO., LTD.	Trade Receivable as at the end of the year	-	-
	Trade Payable as at the end of the year	-	781
	Purchase	-	456
	Sales	83	17,934
UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD.	Trade Receivable as at the end of the year	36	-
	Trade Payable as at the end of the year	-	-
	Purchase	258	-
	Sales	8,762	-
UNIQUE LOGISTICS INTERNATIONAL (SHANGHAI) CO., LTD	Trade Receivable as at the end of the year	184	4,576
	Trade Payable as at the end of the year	13	12
	Purchase	329	553
	Sales	-	3
UNIQUE LOGISTICS INTL (SOUTH CHINA) LTD-XIAMEN BRANCH	Trade Receivable as at the end of the year	-	-
	Trade Payable as at the end of the year	-	37

SUDHERSHAN SHARMA	Salary	4,521 1	3,875

Note-29: Transactions in Foreign Currency (in, Rs. ‘000)

Nature	FY2021-22	FY2020-21
Sale - Freight	28,90,290	4,37,124
Payment - Freight	4,59,158	1,84,662

34

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note - 30: Gratuity

(i) The Company offers its employees, defined benefit plans in the form of Gratuity. A Gratuity scheme cover all employees as statutorily required under payment of Gratuity Act, 1972. The actuarial valuation is done based on Projected Unit Credit Method. Under this Rationale, each Individual’s up to valuation date Gratuity at valuation date, based on service up to valuation date and projected salary has been worked out year by year from current age to Superannuation age.

(ii) Actuarial Valuation Details of Gratuity as on 31.03.2022:

Table showing changes in Present Value of Obligations

	As at 31st March, 2022	As at 31st March, 2021
Particulars	Amount (Rs.’000)	Amount (Rs.’000)
Present Value of Obligation as at 31st March 2021	11,642	9,628
(+) Interest Cost	781	668
(-) Past Service Cost	-	-
(+) Current Service Cost	1,549	1,689
(-) Benefits Paid	(2,093)	(88)
(+) Actuarial Gain/Loss on Obligation	92	(255)
Present Value of Obligation as on 31st March 2022	11,970	11,642

Gratuity Plan

	As of March 31,(Amount in Rs.’000)
Particulars	2022	2021	2020	2019	2018
Obligations at year end	11,970	11,642	9,628	7,464	6,262
Plan Assets at year end, at fair value	-	-	-	-	-
Funded Status	-	-	-	-	-
Gain /(Loss)	92	(255)	798	138	(29)
Experience Adjustments on plan liabilities
Experience Adjustments on plan assets

Table showing Expense recognised in statement of profit & Loss

Particulars	Amount (Rs.’000)
Current service Cost	1,549
(-) Past Service Cost	-
(+) Interest Cost	781
(+) Actuarial Gain/Loss recognised in the year	92
Expense recognised in Statement of Profit & Loss	2,421

Table showing Actuarial Assumptions as at 31st March, 2022

Mortality Table	IALM 2012-2014
Superannuation Age	60
Early Retirement & Disablement	10 PER THOUSAND P. A
6 above age 45
3 between 29 and 45
1 below age 29
Discount Rate	7.37%
Inflation Rate	4.00%
Return on Asset	N/A
Remaining Working Life	18 YEARS
FORMULA USED	PROJECTED UNIT

(iii) Company’s Leave Policy suggests that no leave days are carried forward to the next Fiscal Year. Therefore, this qualifies as a “Short Term Employee Benefit”. As per Para 8 and 9 of the AS 15 (Revised, 2005) “no actuarial assumptions are required to measure the obligation or the cost and there is no possibility of any actuarial gain or loss. Moreover, short-term employee benefit obligations are measured on an undiscounted basis.

(iv) The Company has Contributed Rs 6,972,608 towards employers provident fund during the Financial year ended 31st March 2022 (Rs. 7,015,385 during the financial year ended 31st March 2021).

Note - 31: Segment Reporting

Geographical Segment	Turnover (Rs.’000)
A. Logistic Services	56,13,830
B. Logistics Services ( Segment Revenue)
Within India(Rs)	27,23,540
Outside India(Rs)	28,90,290

Note - 32: Auditor Remuneration:

Nature	FY2021-22 (Rs.’000)	FY2020-21 (Rs.’000)
As Auditor:
- Statutory	269	204
- Transfer Pricing	159	159
- Tax Audit	43	43
-GST	0	227
- Other Matter	0	52
Total	471	685

35

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note - 33: Ratios

			As at March 31,		Variance	Reason for
Particulars	Numerator	Denominator	2022	2021	(in %)	Variance
Current ratio	Current assets	Current liabilities	1.13	1.20	-6%
Debt - Equity ratio	Total debt	Shareholder’s equity	0.02	0.01	83%
Debt service coverage ratio	Earnings available for debt service	Debt service	27.32	14.55	88%
Return on Equity (ROE)	Net profits after taxes	Average shareholder’s equity	0.41	0.12	253%	Due to increase in profits during the year as last year profit was low due to COVID 19 outbreak and lockdowns.
Trade receivables turnover ratio	Revenue	Average trade receivable	9.10	6.35	43%
Trade payables turnover ratio	Purchases of services and other expenses	Average trade payables	9.12	7.21	26%
Net capital turnover ratio	Revenue	Working capital	46.75	31.87	47%
Net profit ratio	Net profit	Revenue	0.01	0.01	-54%
Return on Capital Employed (ROCE)	Earning before interest and taxes	Capital Employed	0.37	0.14	168%
Return on Investment(ROI)	Income generated from investments	Cost of Investment	N/A	N/A	N/A

Note - 34:

The Company has assessed die impact of COVID-19 on its finacial statements based on the internal and external information up to the date of approval of these financial statements. The Company will continue to monitor the future economic conditions and update its assesssment.

Note - 35:

Relationship with struck off companies: The Company does not have any transactions or relationships with any companies struck off under section 248 of the Companies Act, 2013 or section 560 of the Companies Act, 1956.

Note - 36:

There are no transactions that has been surrendered or disclosed as income during the year in the tax assessments under the Income Tax Act, 1961 which have not been recorded in the books of account.

Note - 37:

Previous year’s figures have been rearranged/ regrouped wherever deemed necessary to make them comparable with the current year.

For B M CHATRATH & CO LLP CHARTERED ACCOUNTANTS Firm Registration No. 301011E/E300025	For UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

Priya Agarwal Partner Membership Number 303874 Place: KOLKATA Date: 27.07.2022	PATRICK MAN BUN LEE Director DIN: 06728542	PING HONG TAM Director DIN:06709767 Place: HONGKONG Date: 27.07.2022

36

RECONCILIATION OF FINANCIAL STATEMENTS TO US GAAP

To: Unique Logistics International Inc.

Re: Unique Logistics International (INDIA) Pvt. Ltd. Reconciliation of Financial Statements to United States Generally Accepted Accounting Principles

We have audited the Financial Statements of Unique Logistics International (INDIA) Pvt. Ltd., as of March 31, 2022, which comprise the Balance Sheet as at March 31, 2022, the Statement of Profit and Loss, including the Statement of other comprehensive income, the Cash Flow Statement and notes to the financial statements, including a summary of significant accounting policies and other explanatory information.

The below mentioned reconciliation statement of the Indian GAAP financial statements to United States generally accepted accounting principles (U.S. GAAP) as at 31st March, 2022, has been prepared following the same accounting policies and methods of computation as the reconciliation of the consolidated financial statements to U.S. GAAP for the year ended March 31, 2022. The disclosures provided below are incremental to those included with the financial statements and the reconciliation of those financial statements to U.S. GAAP.

The significant differences between Indian generally accepted accounting principles (IGAAP) as they apply to Unique Logistics are as follows:

1.	As per ASC 606, the core principle is that a vendor should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the vendor expects to be entitled in exchange for those goods or services. The revenue recognition is on the basis of allocation of the transaction price over the performance obligation and fulfillment of performance obligation.

As per Indian GAAP revenue recognition criteria depend on the category of revenue transaction. In general criteria includes no significant uncertainty exists regarding the amount of the consideration that will be derived from the sale of goods/rendering of services.

The reporting entity (Unique Logistics International (India) Pvt. Ltd.) broadly recognize revenue which is in principal similar to US GAAP revenue recognition criteria. The revenue is recognized on the basis of performance obligation as defined in the service contract.

2.	As per ASC 842 there is a requirement that lessee to record operating leases on the balance sheet. As a result, lease liability will be recorded at the present value of future lease obligations and Right of Use (ROU) asset, which represents lease right to use the underlying asset, are recorded at commencement date. Rental charges for operating leases shall be straight lined over the period of the agreement considering the escalation prices and the net activity in lease liability and ROU asset is essentially rent equalization reserve and same shall be created for USD 20,143 as on 31st March 2022.

3.	ASC 830 states that, a reporting entity must use a “functional-currency approach” in which all transactions are first measured in the currency of the primary economic environment in which the reporting entity operates (i.e., the functional currency) and then translated into the reporting currency. Statement of Profit and Loss has been translated from Indian Rupees (INR) to United States Dollar (USD) using average rate of 1USD = INR 74.427. Balance Sheet has been translated from Indian Rupees (INR) to United States Dollar (USD) using closing rate of 1USD = INR 75.807. Impact of Increase (Decrease) in financial position due to creation of rent equalization reserve has been translated using average rate.

The application of U.S. GAAP would have the following effect on the financial statements:

Particulars	Year Ended March 31,2022
	INR	USD
Revenue from Operations	5,61,38,30,132	7,54,27,232
Cost of Revenue	5,33,41,17,194	7,16,69,018
Operating Expenses:
Depreciation and amortization	24,43,441	32,830
Employee benefit expense	17,94,58,384	24,11,197
Other Expense	4,20,35,416	5,64,786
Total Operating expenses	22,39,37,241	30,08,813
Income from operations	5,57,75,697	7,49,400
Other (Income) Expenses:
Interest Expenses	1,81,097	2,433
Other Income	38,68,486	51,977
Total Other(Income) Expenses	36,87,389	49,544
Income (loss) before income taxes	5,94,63,085	7,98,944
Tax expense (benefit)	1,27,63,667	1,71,492
Net income (loss) for the period, as reported	4,66,99,418	6,27,452
Adjustments:
Rent equalisation reserve	14,99,203	20,143
Net income – U.S. GAAP	4,52,00,215	6,07,309
Foreign Currency Translation Reserve	0	0
Comprehensive income – U.S. GAAP	4,52,00,215	6,07,309

*Financial statements have been translated from Indian Rupees (INR) to United States Dollar (USD) using average rate of 1USD = INR 74.427 for Income Statement.

As at March 31, 2022	As Reported		Increase (Decrease)		US GAAP
	INR	USD	INR	USD	INR	USD
Asset
Current Assets:
Cash and cash equivalents	10,05,12,446	13,25,898	-	-	10,05,12,446	13,25,898
Accounts receivable, net	86,96,56,122	1,14,71,961	-	-	86,96,56,122	1,14,71,961
Prepayments and other current assets	6,95,19,000	9,17,051	-	-	6,95,19,000	9,17,051
Total current assets	1,03,96,87,568	1,37,14,910	-	-	1,03,96,87,568	1,37,14,910
Property and equipment, net	54,78,946	72,275	-	-	54,78,946	72,275
Intangible assets, net	-	-	-	-	-	-
Other long term assets	3,05,11,609	4,02,490	1,08,09,294	1,42,589	4,13,20,903	5,45,080
Deferred Tax Asset	43,12,855	56,892	-	-	43,12,855	56,892
Total Assets	1,07,99,90,978	1,42,46,568	1,08,09,294	1,42,589	1,09,08,00,273	1,43,89,157
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	87,43,49,128	1,15,33,869	-	-	87,43,49,128	1,15,33,869
Accrued expenses and other liabilities	4,52,67,000	5,97,134	-	-	4,52,67,000	5,97,134
Total current liabilities	91,96,16,128	1,21,31,003	-	-	91,96,16,128	1,21,31,003
Other long-term liabilities	2,33,71,380	3,08,301	1,23,08,498	1,62,366	3,56,79,878	4,70,667
Total liabilities	94,29,87,508	1,24,39,303	1,23,08,498	1,62,366	95,52,96,006	1,26,01,669
Stockholders’ equity
Common Stock	1,30,86,310	1,72,626	-	-	1,30,86,310	1,72,626
Reserve and Surplus	12,39,17,160	16,34,638	-14,99,203	-19,777	12,24,17,957	16,14,861
Total liabilities and stockholders’ equity	1,07,99,90,978	1,42,46,568	1,08,09,295	1,42,589	1,09,08,00,273	1,43,89,157

*Financial statements have been translated from Indian Rupees (INR) to United States Dollar (USD) using closing rate of 1USD = INR 75.807 for Financial Positions. Increase (Decrease) in financial position is occurring due to creation of rent equalization reserve which has been translated at average rate.

** Other long term assets include Right of Use (ROU) assets and other long term liabilities include lease liability created for the lease term as per ASC 842.

For B M CHATRATH & CO LLP

CHARTERED ACCOUNTANTS

Firm Registration No. 301011E/E300025

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